UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2020

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 S. 4th Street
Neodesha, Kansas	66757
(Address of Principal Executive Offices)	(Zip Code)

620-325-6363
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On April 7, 2020, AgEagle Aerial Systems Inc.(the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Purchaser”). Pursuant to the terms of the Agreement, the Board of Directors of the Company (the “Board”) authorized 1,050 shares of a newly designated series of preferred stock, the Series E Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock is convertible at $0.25 per share into an aggregate of 4,200,000 shares of the common stock, par value $0.001 per share (the “Conversion Shares”). The purchase price for the Preferred Stock was $1,050,000 (the “Purchase Price”). The Company also entered into a Registration Rights Agreement, granting registration rights to the Purchaser with respect to the Conversion Shares and common stock underlying warrants currently owned by the Purchaser (the “Warrant Shares”).

Registration Rights

Pursuant to the terms of the Registration Rights Agreement, the Company shall file an initial registration statement registering the Conversion Shares and the Warrant Shares (the “Registrable Securities”), no later than the 15th calendar day following the date the Company files its Annual Report on Form 10-K for the year ending December 31, 2019 (the “Filing Date”) and, with respect to any additional registration statements the earliest practical date on which the Company is permitted by SEC Guidance to file such additional registration statement related to the Registrable Securities. The Company shall have the registration statement declared effective with the Securities and Exchange Commission (the “Commission”), no later than the 90th calendar day following the Filing Date, or, in the event of a “full review” by the Commission, the 120th calendar day following the Filing Date.

The Company shall pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the Purchase Price for failure to file the registration statement or have the registration statement declared effective by the dates set forth above. The parties agree that the maximum aggregate liquidated damages payable to the Purchaser shall be 6.0% of the Purchase Price paid by the Purchaser pursuant to the Agreement. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

Leak-Out Agreement

On April 7, 2020, as a condition to the consummation of the Agreement, the Company entered into a Leak-Out Agreement, with Mr. Bret Chilcott, a director and the President of the Company, and the Purchaser, with respect to the shares Mr. Chilcott beneficially owns. The restriction on the disposition of the shares is for a period of seven months from the date of the closing of the Agreement. Thereafter, for a period of an additional six months, Mr. Chilcott may sell no more than $25,000 per calendar month of shares of Company common stock.

Item 3.02 Sales of Unregistered Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02. The Equity Securities sold pursuant to the Agreement were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule and Rule 506 promulgated thereunder.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On April 2, 2020, the Board, pursuant to its authority to designate blank check preferred stock, approved the designation of 1,050 shares of Series E Convertible Preferred Stock with a stated value of $1,000 per share. The Certificate of Designation was filed with the Secretary of State of the State of Nevada on April 2, 2020. The Preferred Stock is convertible at a conversion price of $0.25 per share, and has liquidation rights senior to the common stock, but pari passu with the Series C Preferred Stock and the Series D Preferred Stock. The Preferred Stock has no voting rights, except that the Company shall not undertake certain corporate actions as set forth in the Certificate of Designation that would materially impact the holder of Preferred Stock (the “Holder”), without consent of the Holder. The conversion price adjusts for stock splits and combinations, and is subject to anti-dilution protection for subsequent equity issuances until such time as no shares of Series E Preferred Stock is outstanding.

The Company shall obtain shareholder approval with respect to the issuance of Conversion Shares in excess of 19.99% of the issued and outstanding shares of common stock as of April 7, 2020. The Certificate of Designation provides that the Company shall not convert the Preferred Stock if after such conversion, the beneficial ownership of the common stock by the Holder would be in excess of 9.99% of the issued and outstanding shares of common stock of the Company after giving effect to the issuance of the Conversion Shares (the “Beneficial Ownership Limitation”). The Holder, upon prior notice, may decrease or increase the Beneficial Ownership Limitation, as long as it is not in excess of 9.99%.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series E Convertible Preferred Stock, filed April 3, 2020
10.1	Securities Purchase Agreement, dated April 7, 2020
10.2	Registration Rights Agreement, dated April 7, 2020
10.3	Leak-Out Agreement, dated April 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer

Dated: April 8, 2020

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